Exhibit 32.1
Certification
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Antigenics Inc. (the “Company”) for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) each of the undersigned to his knowledge hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
     (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Garo H. Armen Garo H. Armen Ph.D.
Chairman and Chief Executive Officer

/s/ Peter Thornton Peter Thornton
Chief Financial Officer
Date: November 4, 2005
A signed original of this written statement required by Section 906 has been provided to Antigenics Inc. and will be retained by Antigenics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q for the period ended September 30, 2005, and should not be considered filed as part of the Form 10-Q.